Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Nexus Offers, Inc.

Doral, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration on Form S-1 of Smart for Life, Inc., of our reports dated December 15, 2021 relating to the financial statements at and for the year ended December 31, 2020 and 2019, respectively.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Sunrise, Florida

June 17, 2022